                                                                         COMMON

                            THE TITAN CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
     FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 27, 1998

   The undersigned hereby appoints Gene W. Ray and Eric M. DeMarco, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The Titan Corporation ("Titan"), which the undersigned may be entitled to vote at a Special Meeting of Shareholders of Titan to be held at the offices of Titan, 3033 Science Park Road, San Diego, California 92121, on February 27, 1998 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof (the "Special Meeting"), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/JOINT PROXY STATEMENT TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

         (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

 / X /    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.




           MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.




                                                       FOR    ABSTAIN   AGAINST
Proposal 1   To (i) approve and adopt an               / /      / /       / /
Agreement and Plan of Merger and
Reorganization, dated as of January 5, 1998, among Titan, Eagle Acquisition Sub, Inc., a newly formed, wholly owned Delaware subsidiary of Titan ("Sub") and DBA Systems, Inc., a
Florida corporation ("DBA"), which is attached as Appendix A to the Prospectus/Joint Proxy
Statement that has been transmitted in
connection with the Special Meeting, and (ii) approve the merger of Sub with and into DBA, pursuant to which, among other things, Sub will cease to exist and DBA will survive as a wholly owned subsidiary of Titan.

Proposal 2   In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Special
Meeting.



                                                     Dated:             , 1998
-----------------------   ------------------------          ------------
       Signature                Signature

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Receipt of the Prospectus/Joint Proxy Statement dated February _, 1998 is hereby acknowledged.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                                                                      PREFERRED

                             THE TITAN CORPORATION
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
     FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 27, 1998

   The undersigned hereby appoints Gene W. Ray and Eric M. DeMarco, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The Titan Corporation ("Titan"), which the undersigned may be entitled to vote at a Special Meeting of Shareholders of Titan to be held at the offices of Titan, 3033 Science Park Road, San Diego, California 92121, on February 27, 1998 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof (the "Special Meeting"), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/JOINT PROXY STATEMENT TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

           (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)